UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2026
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	WTM	New York Stock Exchange
	WTM.BH	Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Steven M. Yi did not stand for re-election in 2026 as a director of White Mountains Insurance Group, Ltd. (the “Company”) and completed his tenure as a member of the Board of Directors of the Company on May 21, 2026 at the conclusion of his term.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2026 Annual General Meeting of Members (the “2026 Annual Meeting”) on May 21, 2026 in Hamilton Parish, Bermuda.

As of March 30, 2026, the record date for the 2026 Annual Meeting, a total of 2,476,670 common shares were outstanding and eligible to vote. The results are presented below.

Proposal 1 - Election of Class II Directors to a term ending in 2029:

Nominee:	Votes FOR	Votes Against	Abstained	Broker Non-votes
Liam P. Caffrey	2,003,323	28,706	2,289	223,336
Mary C. Choksi	1,920,050	112,006	2,262	223,336
John K. Chu	2,001,736	29,856	2,726	223,336
Weston M. Hicks	1,863,978	167,615	2,725	223,336

Proposal 2 - Approval of the advisory resolution on executive compensation.

Votes FOR	Votes Against	Abstained	Broker Non-votes
1,993,894 (98%)	36,706	3,718	223,336

Proposal 3 - Approval of the appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2026.

Votes FOR	Votes Against	Abstained
2,186,203	69,271	2,180

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104 Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
May 21, 2026	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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